          UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported:  February 4, 2011

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

          Delaware                                     1-2691                                      13-1502798       _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
                    (Registrant's telephone number)

             (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

American Airlines, Inc. is filing herewith a press release issued on February 4, 2011 as Exhibit 99.1, which is included herein.  This press release was issued to report January traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  February 4, 2011

CONTACT:                       Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Friday, Feb. 4, 2011

AMERICAN AIRLINES REPORTS JANUARY TRAFFIC

FORT WORTH, Texas – American Airlines reported that January traffic increased 2.0 percent versus the same period last year. Capacity increased 2.5 percent year over year, resulting in a load factor of 75.8 percent, 0.4 points lower than the same period last year. International traffic increased by 6.2 percent relative to last year on a capacity increase of 7.2 percent. Domestic traffic decreased 0.7 percent year over year on 0.5 percent less capacity.
American boarded 6.7 million passengers in January.

Detailed traffic and capacity are attached.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	January
	2011	2010	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	9,868,341	9,675,198	2.0%
D.O.T. DOMESTIC	5,885,175	5,924,819	(0.7)
INTERNATIONAL	3,983,166	3,750,379	6.2
ATLANTIC	1,149,838	1,219,203	(5.7)
LATIN AMERICA	2,311,390	2,066,200	11.9
PACIFIC	521,938	464,976	12.3
AVAILABLE SEAT MILES (000)
SYSTEM	13,020,357	12,705,232	2.5%
D.O.T. DOMESTIC	7,808,775	7,845,787	(0.5)
INTERNATIONAL	5,211,582	4,859,445	7.2
ATLANTIC	1,703,878	1,727,809	(1.4)
LATIN AMERICA	2,838,974	2,551,791	11.3
PACIFIC	668,730	579,846	15.3
LOAD FACTOR
SYSTEM	75.8%	76.2%	(0.4)	Pts
D.O.T. DOMESTIC	75.4	75.5	(0.1)
INTERNATIONAL	76.4	77.2	(0.7)
ATLANTIC	67.5	70.6	(3.1)
LATIN AMERICA	81.4	81	0.4
PACIFIC	78	80.2	(2.1)
PASSENGERS BOARDED	6,705,279	6,699,181	0.1%

SYSTEM CARGO TON MILES (000)	137,681	138,268	(0.4)%

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